Exhibit 32.1

Certification of the President

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Melo Biotechnology Holdings Inc. (the "Company") on Form 10-KSB for the year ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Fung Ming, the President of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Fung Ming
President

Date: January 14, 2008